Exhibit 1

CEMEX LATAM HOLDINGS TO REPORT FOURTH QUARTER 2012 RESULTS ON FEBRUARY 6, 2013

BOGOTA, COLOMBIA, FEBRUARY 1, 2013 – CEMEX Latam Holdings, S.A. ("CLH") (BVC: CLH), announced today that it will report its fourth quarter 2012 unaudited financial statements on Wednesday, February 6, 2013.

CLH will host a conference call and webcast presentation on this same date at 10:00 AM EST to discuss these results. The live presentation can be accessed at www.cemexlatam.com, or interested parties may access the audio-only conference call by dialing +1 617 224 4327 and entering the passcode 54036936.

For Spanish speaking participants, a simultaneous translation into Spanish of the initial remarks made during the call will be transmitted live in the webcast.

CEMEX Latam Holdings is a regional leader in the building solutions industry that provides high-quality products and reliable service to customers and communities in Colombia, Panama, Costa Rica, Nicaragua, El Salvador, Guatemala, and Brazil. CEMEX Latam Holdings aims to serve the needs of its customers and create value for stakeholders by becoming the most efficient and innovative building solutions company in the region.

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